UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

Aemetis, Inc.
Exact name of registrant as specified in its charter

Delaware	001-36475	26-1407544
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(408) 213-0940
Registrant's address and telephone number of principal executive office

N/A
Former name or former address, if changed since last report

Common Stock, par value $0.001	AMTX	NASDAQ Global Market
Title of class of registered securities	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2026, Aemetis, Inc. (the "Company") filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to increase the number of authorized shares of the Company's capital stock from 145,000,000 shares to 205,000,000 shares, which reflects the increase in the number of authorized shares of the Company’s common stock, par value $0.001 per share (the "Common Stock"), from 80,000,000 to 140,000,000 shares. A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on February 18, 2026. The following proposals were voted on by the Company's stockholders, with the results set forth for each proposal:

Proposal 1:  Decrease of Authorized Preferred Stock

For	Against	Abstain	Broker Non-Votes
26,150,519	1,265,702	76,173	13,444,173

The amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of preferred stock, par value $0.001, from 65,000,000 to 5,000,000 shares has not been approved by the requisite vote of the Company's stockholders.

Proposal 2:  Increase of Authorized Common Stock

For	Against	Abstain	Broker Non-Votes
35,827,828	4,952,652	156,087	0

The amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $0.001, from 80,000,000 to 140,000,000 has been approved by the requisite vote of the Company's stockholders.

Proposal 3:  Adjourn the Special Meeting

For	Against	Abstain	Broker Non-Votes
36,981,214	3,536,067	419,286	0

The proposal to provide the Company with discretion to adjourn the Special Meeting to a later date for further solicitation and voting of proxies if there are not sufficient votes to approve Proposal 1 or Proposal 2 has been approved by the requisite vote of the Company's stockholders.

Item 8.01 Other Events.

The Company is filing this Current Report on Form 8-K to provide an updated description of the Company’s capital stock as set forth in Exhibit 99.1 hereto and incorporated by reference herein. The updated description of the Company’s capital stock modifies and supersedes any prior description of the Company’s capital stock in any registration statement filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including registration statements.

The Company is also providing a legal opinion of its counsel, Allen Overy Shearman Sterling US LLP, regarding the legality of the shares of the Common Stock having an aggregate offering price of up to $210,000,000 (the “Placement Shares”) that may be offered and sold from time to time through H.C. Wainwright & Co., LLC pursuant to the At Market Issuance Sales Agreement, dated January 26, 2021, as amended.

The Placement Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-281457), as amended from time to time (the “Registration Statement”). The legal opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference into the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Aemetis, Inc.
5.1	Opinion of Allen Overy Shearman Sterling US LLP
23.1	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)
99.1	Description of Capital Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

February 19, 2026	/s/ Eric A. McAfee
Eric A. McAfee
Chairman and Chief Executive Officer